HYPERION TOTAL RETURN FUND, INC. (the "Registrant")
          Form N-SAR for the period ending November 30, 1997
                        File Number 811-05820





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 28th day of January, 1998




                                          HYPERION TOTAL RETURN FUND, INC.







                                            By:      /s/ Kenneth C. Weiss

                                                     Kenneth C. Weiss
                                                     President




                                            Witness: /s/ Joe Tropeano
                                                     Joe Tropeano
                                                     Assistant Secretary